UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 28, 2012

GLOBAL CASINOS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

       1507 Pine Street, Boulder, CO  80302
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 449-2100

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02:	ELECTION OF DIRECTORS

      Effective February 28, 2012, A. Leonard Nacht was elected to serve as a member of the Board of Directors of Global Casinos, Inc., a Utah corporation (the “Company”).

    Dr. Nacht, age 82, graduated from Washington University School of Dental Medicine in 1954, from which institution he also received a Bachelor of Science degree.  He spent two years serving in the United States Air Force Dental Service and was discharged two years later with an Honorable Discharge.  He then moved to Colorado Springs and established a private dental practice which he continued until 1995.

     Beginning in 1972, Dr. Nacht acquired and developed real property located in Edwards, Colorado through various partnerships and entities, including Riverwalk at Edwards, LLLP, Eagle II Developers, Riverwalk Associates and Edwards Land Investors.  He is currently a principal in Riverwalk at Edwards, a mixed-use residential and commercial development in Edwards, Colorado.

   No agreements or commitments have been made with respect to Dr. Nacht’s compensation as a director or his participation in any standing committees of the board.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Casinos, Inc (Registrant)

Dated: February 29, 2012	/s/Clifford L. Neuman_______ Clifford L. Neuman, President